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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               YORK FASHIONS INC.



FIRST:  The name of this corporation is YORK FASHIONS INC.

SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at $.001 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

         Vanessa Foster, Three Christina Centre, 201 N. Walnut Street; Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the

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objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED:  December 29, 1994

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION



YORK FASHIONS INC. a corporation organized and existing under and by virture of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of YORK FASHIONS INC. Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered 1 so that, as amended said Article shall be and read as follows:

                         THE NAME OF THIS CORPORATION IS

                             YORK TECHNOLOGIES, INC.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordancew with Section 222 of the General Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statute were voted in favour of the amendment.

         THIRD: That said amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said YORK FASHIONS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Kam K. Lee its authorized officer director this 12th day of October, 1995.



                                                   Kam K. Lee - Director
                                                   ----------------------------
                                                   Authorized Officer, Title


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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                             YORK TECHNOLOGIES, INC.



It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is York Technologies, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and be substituting in lieu of said Article the following new Article:

         Fourth: The amount of the total authorized capital stock of this corporation is 30,000,000 shares of Common Stock at $.001 per share.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified will be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.


Signed on September 02, 1996.

                                                   -----------------------------
                                                   Kam K. Lee, President

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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             YORK TECHNOLOGIES, INC.

                            Under Section 242 of the

                    Corporation Law of the State of Delaware



         YORK TECHNOLOGIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

1. That Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

         FOURTH:   (a)    The aggregate number of shares which the Corporation
         shall have the authority to issue is 40,000,000 shares, of which 30,000,000 shares shall be designated Common Stock with a par value of $.001 per share; and 10,000,000 shares shall be designated Preferred Stock with no par value per share.

                   (b) Authority is hereby expressly granted to the board of directors to issue, from time to time shares of Preferred Stock for corporate purposes. Said Preferred Stock may be issued in one or more series created by board resolution fixing the series and designations, powers, preferences, rights, qualifications and restrictions of said shares to the full extent now or hereafter permitted by law.

2. That a new Article, Article EIGHTH, be added to the Certificate of Incorporation and, as amended, read as follows:

         EIGHTH:   The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

3. That effective as of the opening of business on July 7, 1997, the Corporation's outstanding shares are reverse split on a one-for 100 basis, so that each 100 shares of Common Stock, $.001 par value outstanding prior to the reverse split shall become one share of Common Stock, $.001 par value after the reverse split.

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                   SECOND:   That the aforesaid amendments and reverse split
         were duly adopted in accordance with the applicable provisions of
         Section 242 of the General Corporation Law of the State of Delaware.

                   THIRD:    Prompt notice of the taking of this corporate
         action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Kam K. Lee, its President, and attested by Weymann Cheng, its Secretary, this 24th day of June, 1997.



                                                   YORK TECHNOLOGIES, INC.

                                                   By:
                                                       -------------------------
                                                        Kam K. Lee, President

ATTEST:

By:
    -----------------------
    Weymann Cheng
    Secretary